UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015 (August 17, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2015, Rentech, Inc. (the “Company”) received notice from The NASDAQ Stock Market that it had failed to maintain compliance with the $1.00 per share minimum bid price for 30 consecutive business days, as required under NASDAQ Listing Rule 5550(a)(2). This notice has no immediate effect on the Company’s NASDAQ listing and the Company’s shares will continue to trade under the symbol “RTK,” subject to the Company regaining compliance as discussed below.

The Company will regain compliance with the minimum bid requirement if at any time before February 16, 2016, the bid price for the Company’s common stock (the “Common Stock”) closes at $1.00 per share or above for a minimum of 10 consecutive business days. On August 20, 2015, the Company effected a one-for-ten reverse stock split that is expected to cause the Company to regain compliance with the minimum bid price and allow the Common Stock to continue trading uninterrupted on The NASDAQ Stock Market.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Company filed, effective as of 12:01 am Mountain Time on August 20, 2015 (the “Effective Time”), Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Amendment”), with the Secretary of State of the State of Colorado to effect a one-for-ten reverse stock split of the Common Stock (the “Reverse Stock Split”). At the Effective Time, every ten shares of issued and outstanding Common Stock were automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share of Common Stock. The Articles of Amendment also effected a corresponding reduction in the number of authorized shares of Common Stock from 450 million to 45 million. No fractional shares will be issued following the Reverse Stock Split. Any fractional share of Common Stock that would otherwise have resulted from the Reverse Stock Split will be converted into a cash payment equal to such fraction multiplied by the closing trading price of the Common Stock on August 19, 2015, the last trading day immediately preceding the Effective Time of the Reverse Stock Split.

A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Common Stock will continue on The NASDAQ Stock Market on a Reverse Stock Split-adjusted basis and the Company’s trading symbol, RTK, will not change as a result of the Reverse Stock Split. The new CUSIP number for the Common Stock following the Reverse Stock Split is 760112201.

Computershare Inc. is acting as exchange agent for the Reverse Stock Split. Shareholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split, and will see the impact of the Reverse Stock Split automatically reflected in their accounts. Beneficial holders may contact their bank, broker or nominee for more information. For those shareholders holding physical stock certificates, Computershare will send instructions for exchanging those certificates for shares held in book-entry form or for new certificates, in either case representing the post-split number of shares. Computershare can be reached at (855) 396-2084.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 20, 2015	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel